UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2021
Romeo Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38795	83-2289787
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4380 Ayers Avenue Vernon, CA 90058	90058
(Address of principal executive offices)	(Zip Code)
(833) 467-2237
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	RMO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) - (c) Appointment of Certain Officers

On June 13, 2021, Romeo Power, Inc. (the “Company”) appointed Kerry A. Shiba as its Chief Financial Officer, effective July 6, 2021. Mr. Shiba will succeed Lauren Webb, the Company’s current Chief Financial Officer, who will transition to a new role as Chief Strategy and Commercial Officer, effective July 6, 2021.

Prior to joining the Company, Mr. Shiba, age 66, served as Executive Vice President and Chief Financial Officer of Wesco Aircraft Holdings, Inc. (NYSE: WAIR) (“Wesco”), a distributor and service provider of aircraft hardware and chemicals, from 2017 to 2021. Before joining Wesco, Mr. Shiba served as Executive Vice President, Chief Financial Officer and Secretary of Superior Industries International, Inc. (NYSE: SUP) (“Superior”), a global manufacturer of aluminum wheels for the automotive industry, from 2010 to 2017. Before joining Superior, Mr. Shiba served as Senior Vice President, Chief Financial and Restructuring Officer and President of the Original Equipment Business Unit at Remy International, Inc., a leading manufacturer of rotating electrical components for the automotive industry, from 2006 to 2008. Prior to that, he served in roles of increasing responsibility within the finance and accounting organization at Kaiser Aluminum Corporation (“Kaiser Aluminum”), a leading producer of fabricated aluminum products for aerospace, general engineering, automotive and custom industrial applications, from 1998 to 2006. Mr. Shiba’s tenure at Kaiser Aluminum included service as Vice President and Controller, Fabricated Products Group from 1998 to 2002; Vice President and Treasurer from 2002 to 2004; and Vice President and Chief Financial Officer from 2004 to 2006. Prior to joining Kaiser Aluminum, he served in various roles within the finance and accounting organization at The BF Goodrich Company (“Goodrich”) from 1981 to 1998, concluding his career at Goodrich as the Vice President and Controller of Specialty Chemicals. Mr. Shiba began his career at Ernst & Ernst, now Ernst & Young, L.L.P., where he served on the audit staff, and later as a consultant, from 1978 to 1981. Mr. Shiba holds a B.A. in Accounting and Political Science from Baldwin Wallace College.

Mr. Shiba will earn an annual base salary of $400,000 and a signing bonus of $100,000. In addition, subject only to formal approval by the Board of Directors of the Company (the “Board”), Mr. Shiba will receive a grant of a restricted stock unit award with a value of approximately $300,000 based on the Company’s stock price on the date of grant, which will be subject to a three-year ratable vesting schedule, with one third vesting on the first anniversary of the grant date and the remainder vesting ratably each quarter of the last two years. Mr. Shiba will be entitled to an annual bonus of 60% of his base salary if both he and the Company succeed in meeting their annual individual and financial objectives, respectively, and Mr. Shiba remains employed through the bonus payment date. Subject to formal approval of the Compensation Committee of the Board (the “Compensation Committee”), Mr. Shiba will receive an annual grant of the Company’s common stock equal to approximately $750,000 based on the Company’s stock price on the date of grant. In 2021 only, Mr. Shiba’s annual stock award will equal $1,500,000 based on the Company’s stock price on the date of grant. 75% of the annual stock award will be in the form of performance stock units, which will vest at the end of a three-year performance cycle, subject to the satisfaction of the performance criteria. The remaining 25% of the award will be restricted stock units, which will vest ratably over three years with one third vesting on the first anniversary of the grant date and the remainder vesting ratably each quarter of the last two years. Additionally, Mr. Shiba will be eligible to participate in the Company’s employee benefit plans and programs generally available to all employees.

On June 10, 2021, the Company appointed Yun Han as its Chief Accounting Officer, effective July 6, 2021. Prior to joining the Company, Ms. Han, age 47, served as Vice President and Corporate Controller of ImmunityBio, Inc., from 2019 to 2021, where she oversaw SEC financial reporting and full cycle operational and general ledger accounting. Before joining ImmunityBio, Inc., Ms. Han owned her own accounting practice, Han Accountancy, A Professional Corp. Significant projects during Ms. Han’s 2017 to 2019 leadership of Han Accountancy included serving as IPO Consultant of Parsons Corporation, as Chief Financial Officer of USA-United Education Services, and as Lead of Financial Reporting of Palisades Investment, LLC. Ms. Han started her career at PricewaterhouseCoopers LLP (“PwC”), where she served various audit clients and worked as a technical accounting consultant at the PwC National Office from 2004 to 2017, concluding her time at PwC as a senior manager. Ms. Han earned a B.A. in Accounting from the University of Southern California’s Leventhal School of Accounting and is a Certified Public Accountant.

Ms. Han will earn an annual base salary of $300,000. Provided that Ms. Han’s first day of employment occurs no later than July 9, 2021, Ms. Han will also receive a signing bonus of $30,000. If Ms. Han resigns, quits, or is terminated for cause before July 8, 2022, she must repay the signing bonus. In addition, Ms. Han will be entitled to an annual bonus of 35% of her base salary if both she and the Company succeed in meeting their annual individual and financial objectives, respectively, and

Ms. Han remains employed through the bonus payment date. Subject to formal approval of the Compensation Committee, Ms. Han will receive an annual grant of the Company’s common stock equal to approximately $500,000 based on the Company’s stock price on the date of grant. In 2021 only, Ms. Han’s annual stock award will equal $1,000,000 based on the Company’s stock price on the date of grant. 50% of the annual stock award will be in the form of performance stock units, which will vest at the end of a three-year performance cycle, subject to the satisfaction of the performance criteria. The remaining 50% of the award will be restricted stock units. Additionally, Ms. Han will be eligible to participate in the Company’s employee benefit plans and programs generally available to all employees.

Neither the selection of Mr. Shiba to serve as Chief Financial Officer nor the selection of Ms. Han to serve as Chief Accounting Officer was made pursuant to any arrangement or understanding with any other person. There are no family relationships between Mr. Shiba or Ms. Han and any director or executive officer of the Company and neither Mr. Shiba nor Ms. Han has any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The full text of the press release announcing the appointment of Mr. Shiba and Ms. Han is filed herewith as Exhibit 99.1.

(e) Compensatory Arrangements of Certain Officers

Adjustments to Base Salaries and Incentive Targets

On June 11, 2021, after evaluating certain benchmarking and other information prepared by the Compensation Committee’s executive compensation consultant, Mercer (US) Inc. (“Mercer”), the Compensation Committee approved adjustments to the annual base salaries, and short and long-term incentive targets for the Company’s executive officers, including those forth below, effective as of January 1, 2021.

Name	Base Salary	Target Short-Term Incentive (as a percentage of Base Salary)	Target Long-Term Incentive
Lionel Selwood, Jr.	$500,000	100%	$2,300,000
Criswell Choi	$365,000	60%	$750,000
Lauren Webb	$375,000	60%	$700,000

Short-Term Incentive Awards

The short-term incentive plan awards will be payable in cash based 60% upon the achievement of financial objectives with respect to the Company’s contracted backlog for fiscal 2021 and 40% upon the achievement of individual objectives.

Long-Term Incentive Awards
On June 11, 2021, after considering the input and advice of Mercer, its executive compensation consultant, the Compensation Committee approved certain long-term incentive awards under the Company’s 2020 Long-Term Incentive Plan including grants of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) to the Company’s executive officers, including those set forth below, with the number of shares subject to each such award to be determined by dividing the dollar amount of such award by the average official closing price of the Company’s common stock for the 100 trading days ending on the grant date.

Name	RSU Value	PSU Value (Target)	PSU Value (Max)
Lionel Selwood, Jr.	$2,300,000	$6,900,000	$13,800,000
Criswell Choi	$975,000	$2,925,000	$5,850,000
Lauren Webb	$700,000	$2,100,000	$4,200,000

Each RSU award will vest as to one-third of the underlying shares of common stock on the first anniversary of the vesting commencement date and as to one-eighth of the remainder of the underlying shares quarterly thereafter, subject to the holder remaining in continuous service to the Company through each such vesting date. The vesting commencement date for each of the executive officers is December 29, 2020.

Each PSU award is subject to vesting based on the holder’s continuous service to the Company for three years, as well as performance vesting based upon the greater of (i) the Company’s one-year financial performance, based upon specific targets for fiscal 2021 with respect to backlog and bill of material per kWh reduction, or (ii) the Company’s three-year share price performance.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits.

99.1	Press release, dated June 16, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMEO POWER, INC.

Date:	June 16, 2021	By:	/s/ Lauren Webb
		Name:	Lauren Webb
		Title:	Chief Financial Officer